Exhibit (h)(12)

EXECUTION COPY

PARTICIPATION AGREEMENT

THIS AGREEMENT, dated as of September 11, 2008, by and among Fidelity Rutland Square Trust (the “Fidelity Trust”), a statutory trust organized under the laws of the State of Delaware, on behalf of each, of the series identified on Schedule A (each, a “Fund” and collectively, the “Funds”) and each corporation or trust identified on Schedule B (each, an “Underlying Company”), on behalf of its respective series identified on Schedule B (each, an “Underlying Fund” and collectively, the “Underlying Funds”).

WHEREAS, the Fidelity Trust and each Underlying Company are registered with the United States Securities and Exchange Commission (the “Commission”) as investment companies under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, Sections 12(d)(l)(A) and (B) of the 1940 Act limit the ability of an investment company to invest in shares of another investment company, and therefore limit the ability of a Fund to invest in shares of an Underlying Fund as well as the ability of an Underlying Fund to sell its shares to a Fund, and Section 17(a) of the 1940 Act generally prohibits sales and purchases of a security between an investment company and an “affiliated person” of an investment company, as that term is defined in Section 2(a)(3) of the 1940 Act, which would include any person who owns, controls or holds with power to vote 5 percent or more of the outstanding voting securities of the investment company;

WHEREAS, the Fidelity Trust (on behalf of each Fund), Strategic Advisers, Inc. (the “Adviser”), the investment adviser to the Fidelity Trust, and certain of their affiliates initially obtained an order from the Commission dated October 24, 2007, which order was superseded by a subsequent order from the Commission dated May 28, 2008 (the “Order”), that, in part, permits (a) a Fund to acquire shares of one or more of the Underlying Funds and each Underlying Fund, its principal underwriter and brokers and dealers registered under the Securities Exchange Act of 1934, as amended, to sell such shares to a Fund in excess of the limitations set forth in Section 12(d)(l)(A) and (B), respectively, and (b) an Underlying Fund to sell its shares to, and redeem its shares from, a Fund if the Fund is an affiliated person of such Underlying Fund, notwithstanding the restrictions in Section 17(a) of the 1940 Act, all in accordance with the conditions (the “Conditions”) of the Order as set forth in the related Commission Notice of Application for such Order (such Order and related Notice of Application being collectively referred to herein as the “Fidelity Order”);

WHEREAS, for purposes of the Fidelity Order, each of the Underlying Companies is a Non- ‘ Affiliated Investment Company (as defined in the Order), and each of the Underlying Funds is a Non-Affiliated Underlying Fund (as defined in the Order); and

WHEREAS, before any Fund may invest in shares of one or more Underlying Funds in excess of the limitations of Section 12(d)(l)(A)(i), Condition 8 of the Fidelity Order requires that the Fidelity Trust and each Underlying Company enter into a participation agreement, and that this Agreement is intended to meet the requirements of Condition 8 of the Fidelity Order.

NOW THEREFORE, in consideration of the potential benefits to the Funds and the Underlying Funds arising out of the Funds investment in the Underlying Funds, the parties agree as follows. All capitalized terms used herein, unless otherwise defined herein, have the definitions given to them in the Fidelity Order.

I. REPRESENTATIONS AND OBLIGATIONS OF THE FUNDS

1.1. The Fidelity Trust, or the Adviser on its behalf, has delivered to each of the Underlying Companies and to ING Investments, LLC (the “Underlying Fund Adviser”) a copy of the Fidelity Order, as currently in effect, a copy of which is attached hereto as Exhibit 1, and will provide, or will cause the Adviser to provide, promptly the Underlying Funds with a copy of any material amendments to the Fidelity Order.

1.2. Pursuant to Condition 8 of the Fidelity Order, the Fidelity Trust, on behalf of each Bund, will notify the Underlying Company at or prior to the time of an investment by a Fund in an Underlying Fund of such Underlying Company in excess of the limits in Sections 12(d)(l)(A)(i) or 12(d)(l)(F) and will, at such time, provide to the Underlying Company a list (the “List”) of the names of each Fund Affiliate Service Provider and Underwriting Affiliate (as each such term is defined in the Fidelity Order). The Fidelity Trust, on behalf of each Fund undertakes to notify the Underlying Company of any change as soon as reasonably practicable.

1.3. The Fidelity Trust acknowledges its understanding that the Underlying Companies each has made an election, under Rule 18f-l under the 1940 Act, to redeem shares of the Underlying Funds only in cash when a redemption amount is the lesser of two hundred and fifty thousand dollars ($250,000) or 1% of the net asset value of the Underlying Fund during any 90-day period, and an Underlying Fund may elect to make payment in securities for redemptions in excess of $250,000 or 1% of its net assets during any 90-day period.

II. REPRESENTATIONS AND OBLIGATIONS OF THE UNDERLYING FUNDS

2.1. Each Underlying Company represents that its board of directors/trustees, including a majority of the independent directors/trustees, has reviewed the agreements in existence as of the date of this Agreement pursuant to which consideration may be paid by an Underlying Fund to the Fund or a Fund Affiliate Service Provider and has made the determinations set forth in sub-paragraphs (a), (b) and (c) of Section 2.2. below with respect to such consideration.

2.2. Pursuant to Condition 4 of the Fidelity Order, once an investment by any Fund exceeds the limits contained in Sections 12(d)(l)(A)(i) or 12(d)(l)(F) of the 1940 Act, the board of directors/trustees of the Underlying Company, including a majority of the independent directors/trustees, will determine that any consideration paid by the Underlying Funds to the Fund or a Fund Affiliate Service Provider in connection with any services or transactions (regardless of whether such consideration is paid pursuant to an arrangement entered into prior or subsequent to the date of this Agreement):

(a)	is fair and reasonable in relation to the nature and quality of the services and benefits received by the Underlying Funds;

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(b)	is within the range of consideration that the Underlying Fund would be required to pay to another unaffiliated entity in connection with the same services or transactions; and

(c)	does not involve overreaching on the part of any person concerned.

The provisions of this Section 2.2. shall not apply with respect to any services or transactions between an Underlying Fund and its investment adviser(s) or any person controlling, controlled by or under common control with such investment adviser(s).

2.3. Pursuant to Condition 6 of the Fidelity Order, each Underlying Company represents that its board of directors/trustees, including a majority of the independent directors/trustees, has adopted procedures reasonably designed to monitor any purchases of securities by each of its Underlying Funds in an Affiliated Underwriting (as such term is defined in the Fidelity Order) (“Affiliated Underwriting Procedures”) once an investment by any Fund exceeds the limits contained in Sections 12(d)(l)(A)(i) or 12(d)(l)(F) of the 1940 Act, including any purchases made directly from an Underwriting Affiliate.

2.4. Pursuant to Condition 6 of the Fidelity Order, the board of directors/trustees of the Underlying Company agrees to review any purchases of securities by an Underlying Fund in an Affiliated Underwriting periodically, but no less frequently than annually, to determine whether such purchases were influenced by the investment by a Fund in an Underlying Fund. In connection with such review, the board of directors/trustees agrees to consider, among other things, the items described in Condition 6 of the Fidelity Order.

2.5. Each Underlying Company represents that it has obtained an order (the “ING Order”) from the Commission under Section 12(d)(l)(J) of the 1940 Act that permits its series to invest in securities of any investment company or company relying on Sections 3(c)(l) or 3(c)(7) of the 1940 Act in excess of the limitations contained in Sections 12(d)(l)(A) of the 1940 Act. Each Underlying Company represents that no Underlying Fund will rely on the ING Order to invest in securities of another investment company or company relying on Sections 3(c)(l) or 3(c)(7) of the 1940 Act in excess of the limitations contained in Sections l2(d)(l)(A) of the 1940 Act except as contemplated by Section 2.6(ii) below.

2.6. Pursuant to Condition 12 of the Fidelity Order, each Underlying Fund agrees that it does not own as of the date of this Agreement and it will not acquire during the term of this Agreement securities of any investment company or company relying on Sections 3(c)(l) or 3(c)(7) of the 1940 Act in excess of the limitations contained in Section 12(d)(l)(A) of the 1940 Act, except to the extent that such Underlying Fund: (i) receives securities of another investment company as a dividend or as a result of a plan or reorganization of a company (other than a plan devised for the purpose of evading Section 12(d)(l) of the 1940 Act) (“Dividend/Reorganization Securities”); or (ii) acquires (or is deemed to have acquired) securities of another investment company pursuant to exemptive relief from the Commission permitting such Underlying Fund to (a) acquire securities of one or more affiliated investment companies for short-term cash management purposes, or (b) engage in interfund borrowing or lending transactions (“Exempted Securities” and, together with the Dividend/Reorganization Shares, the “Permitted Securities”).

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2.7. The Underlying Company, on behalf of each Underlying Fund, acknowledges that it has received a copy of the Fidelity Order.

2.8. Each Underlying Fund agrees to promptly notify the Fidelity Trust and the Adviser if it: (i) fails to comply with its obligations under the Fidelity Order or this Agreement, including without limitation Section 2.5 hereof; or (ii) applies for or obtains an order from the Commission under Section 12(d)(l)(J) of the 1940 Act for an exemption from Sections 12(d)(l)(A) and 12(d)(l)(B) of the 1940 Act.

2.9. Pursuant to Condition 7 of the Fidelity Order, each Underlying Company, on behalf of its Underlying Funds, agrees: (i) to maintain and preserve permanently in an easily accessible place a written copy of the Affiliated Underwriting Procedures, and any modifications thereto; and (ii) to maintain and preserve for a period of not less than six years from the end of the fiscal year in which any purchase from an Affiliated Underwriting occurred, the first two years in an easily accessible place, a written record of each purchase of securities in an Affiliated Underwriting once an investment by any Fund exceeds the limits contained in Sections 12(d)(l)(A)(i) or 12(d)(l)(F) of the 1940 Act, setting forth (a) the party from whom the securities were acquired, (b) the identity of the underwriting syndicate’s members, (c) the terms of the purchase, and (d) the information or materials upon which the determinations of the board of the Underlying Company were made.

III. ADDITIONAL REPRESENTATIONS AND OBLIGATIONS OF THE FUNDS AND THE UNDERLYING FUNDS

3.1. Pursuant to Condition 8 of the Fidelity Order, (a) the Fidelity Trust represents that its trustees and the Adviser understand the terms and conditions of the Fidelity Order and that they agree to fulfill their responsibilities under the Fidelity Order, (b) each Underlying Company represents that its directors/trustees understand the terms and conditions of the Fidelity Order and that they agree to fulfill their responsibilities under the Fidelity Order, and (c) the Underlying Fund Adviser represents that it understands the terms and conditions of the Fidelity Order and that it agrees to fulfill its responsibilities under the Fidelity Order.

3.2. Pursuant to Condition 8 of the Fidelity Order, the Fidelity Trust, on behalf of each Fund, and each Underlying Company, on behalf of each of its Underlying Funds, agrees to maintain and preserve a copy of the Fidelity Order and this Agreement, with any updated information, for the duration of the investment and for a period of not less than six years thereafter, the first two years in an easily accessible place.

3.3. Each of the Fidelity Trust, on behalf of each Fund, and each Underlying Company, on behalf of each of its Underlying Funds, acknowledges that the receipt of compensation by: (a) an affiliated person of a Fund, or an affiliated person of such person, for the purchase by such Fund of shares of an Underlying Fund; or (b) an affiliated person of an Underlying Fund, or an affiliated person of such person, for the sale by such Underlying Fund of its shares to a Fund, may be prohibited by Section 17(e)(l) of the 1940 Act.

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IV. CERTIFICATIONS

4.1. Each Underlying Company, on behalf of each of its Underlying Funds in which one or more Funds has invested in excess of the limits of Sections 12(d)(l)(A)(i) or 12(d)(l)(F) and is otherwise relying on the Order, shall deliver to the Fidelity Trust and the Adviser on a quarterly basis a certificate, duly certified by the President or any Vice President of such Underlying Company, substantially in the form attached hereto as Exhibit 2.

4.2. Each Underlying Company, on behalf of each of its Underlying Funds, acknowledges that any such certificate provided by it pursuant to Section 4.1 hereof will be accepted and reasonably relied upon by the Fidelity Trust, the Adviser and their affiliates as conclusive evidence of the facts set forth therein.

V. NOTICES

All notices, including all information that any party is required to provide under the terms of this Agreement and the terms and conditions of the Fidelity Order, shall be in writing and shall be delivered by registered or overnight mail, facsimile or electronic mail to the address for each party specified below, which address may be changed from time to time by written notice to the other party.

If to the Fidelity Trust, a Fund or the Adviser:

Joseph Hanlon

Vice President, Investment & Advisor Compliance

Fidelity Investments

82 Devonshire Street, V10G

Boston, Massachusetts 02109

With a copy to:

Stephen D, Fisher

Senior Vice President & Deputy General Counsel

Fidelity Investments

82 Devonshire Street, V10E

Boston, Massachusetts 02109

If to an Underlying Company or the Underlying Fund Adviser:

Huey P. Falgout, Jr.

Chief Counsel of the ING Funds

7337 East Doubletree Ranch Road

Scottsdale, Arizona 85258

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With a copy to:

Ernest C’ Debaca

Senior Vice President, ING Funds

7337 East Doubletree Ranch Road

Scottsdale, Arizona 85258

Philip H. Newman, Esq.

Counsel to the Independent Directors and Trustees of the ING Funds

Goodwin Procter LLP

53 State Street

Boston, Massachusetts 02109

VI. TERMINATION; GOVERNING LAW

6.1. This Agreement will continue until terminated in writing by either party upon thirty (30) days’ notice to the other party; provided, however, that the provisions of Sections 2.9, 3.2, and 8.3 shall survive the termination of this Agreement. This Agreement may not be assigned by any party without the prior written consent of the others.

6.2. This Agreement will be governed by the laws of the Commonwealth of Massachusetts without regard to its choice of law principles.

VII. USE OF NAME

7.1. Each Underlying Company hereby consents to the use of its name, the name of each of its Underlying Funds and the names of their affiliates in the Funds’ disclosure documents, and, to the extent required, necessary or advisable, in shareholder communications.

7.2. The Fidelity Trust hereby consents to this use of its name, the name of each of its Funds and the names of their affiliates in the Underlying Funds’ disclosure documents, and, to the extent required, necessary or advisable, in shareholder communications.

7.3. Except as provided in Sections 7.1 and 7.2 hereof, no party hereto shall use the name or any tradename, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof of any other party hereto or any of their affiliates for any purpose, including its marketing materials, unless it first receives prior written approval of the relevant party.

7.4. It is understood that the name of each party to this Agreement, and any derivatives thereof or logos associated with that name is the valuable property of the party in question and/or its affiliates, and that each other party has the right to use such names pursuant to the relationship created by this Agreement only so long as this Agreement shall continue in effect. Upon termination of this Agreement, the parties shall forthwith cease to use the names of the other parties (or any derivative or logo) as appropriate and to the extent that continued use is not required by applicable laws, rules and regulations.

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VIII. MISCELLANEOUS

8.1. Counterparts. This Agreement may be executed in two or more counterparts, each of which is deemed an original but all of which together constitute one and the same instrument.

8.2. Severability. If any provision of this Agreement is determined to be invalid, illegal, in conflict with any law or otherwise unenforceable, the remaining provisions hereof will be considered severable and will not be affected thereby, and every remaining provision hereof will remain in full force and effect and will remain enforceable to the fullest extent permitted by applicable law.

8.3. Third Party Beneficiary. Each Underlying Company, on behalf of each of its Underlying Funds, and the Underlying Fund Adviser each acknowledge and agree that notwithstanding anything contained in this Agreement to the contrary, the Adviser is and shall be an intended third party beneficiary of this Agreement.

8.4. Additional Funds and Underlying Funds; Additional Investment Companies. In the event that the Fidelity Trust or an Underlying Company wishes to include one or more series in addition to those originally set forth on Schedule A and Schedule B, respectively, the relevant party shall so notify the other party in writing, and if the other party agrees in writing, such series shall hereunder become a Fund or Underlying Fund, as the case may be, and Schedule A or Schedule B, as appropriate, shall be amended accordingly. In addition, certain open-end investment companies (or series thereof) advised by Fidelity Management & Research Company (“FMR”), the Adviser, or any investment adviser controlling, controlled by or under common control with FMR (each, an “Affiliated Investment Company”) may subsequently determine to invest in shares of one or more Underlying Funds in excess of the limitations of Section 12(d)(l)(A) and (B) in reliance on the Fidelity Order and may desire to be included under this Agreement. In such event, such Affiliated Investment Company shall so notify the Underlying Company in writing, and if the Underlying Company agrees in writing, such Affiliated Investment Company shall hereunder become a Trust or Fund, as the case may be, and Schedule A shall be amended accordingly.

8.5. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior written or oral and alt contemporaneous oral agreements, understandings and negotiations.

8.6. No Requirement to Sell Shares. Notwithstanding any other term in this Agreement or term or Condition of the Fidelity Order, no Underlying Fund shall be obligated to sell any of its securities to any Fund.

8.7. Limitations on Liability. With respect to any Underlying Company organized as a Massachusetts business trust, it is expressly acknowledged that the obligations of such trust hereunder are not binding upon any of its trustees, shareholders, nominees, officers, agents, or employees personally, but shall bind only the trust property of such trust as provided in such trust’s Declaration of

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Trust. The execution and delivery of this Agreement has been authorized by the Trustees of such trust and is signed by authorized officers of such trust, acting as such, and neither such authorization by such Trustees, nor such execution and delivery by such officers, shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of such trust as provided in such trust’s declaration of trust.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

FIDELITY RUTLAND SQUARE TRUST, on behalf of each of the Funds listed on Schedule A, Severally and Not Jointly

/s/ Mark Osterheld
Name:	Mark Osterheld
Title:	Treasurer

ING SERIES FUND, INC., on behalf of its Underlying Funds listed on Schedule B, Severally and Not Jointly

/s/ Michael J. Roland
Name:	Michael J. Roland
Title:	Executive Vice President

ING EQUITY TRUST, on behalf of its Underlying Funds listed on Schedule B, Severally and Not Jointly

/s/ Michael J. Roland
Name:	Michael J. Roland
Title:	Executive Vice President

Agreed to and accepted as to Section 8.3 and Section 3.1(c) only:

ING INVESTMENTS, LLC

/s/ Michael J. Roland
Name:	Michael J. Roland
Title:	Executive Vice President

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Schedule A

Series of the Fidelity Trust

PAS Small Cap Fund of Funds®

PAS International Fund of Funds®

PAS U.S. Opportunity Fund of Funds®

PAS Core Income Fund of FundsSM

PAS U.S. Core Opportunities Fund of FundsSM

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Schedule B

Underlying Companies and Series

Underlying Companies

ING Series Fund, Inc. (“ISFI”)

ING Equity Trust (“IET”)

Underlying Funds

ING Small Company Fund, a series of ISFI

ING SmallCap Opportunities Fund, a series of IET

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Exhibit 1

Fidelity Order and Notice of Application

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UNITED STATES OF AMERICA

BEFORE THE

SECURITIES AND EXCHANGE COMMISSION

INVESTMENT COMPANY ACT OF 1940

Release No. 28287 / May 28, 2008

In the Matter of

Fidelity Rutland Square Trust

Fidelity Management & Research Company

Fidelity Distributors Corporation

National Financial Services LLC

Fidelity Management Trust Company

Strategic Advisers, Inc.

Pyramis Global Advisors Trust Company

82 Devonshire Street

Boston, MA 02109

(812-13476)

: : : : : : : : : : : : : : :

ORDER UNDER SECTION 12(d)(l)(J) OF THE INVESTMENT COMPANY ACT OF 1940 GRANTING AN EXEMPTION FROM SECTIONS 12(d)(l)(A) AND (B) OF THE ACT AND UNDER SECTIONS 6(c) AND 17(b) OF THE ACT GRANTING AN EXEMPTION FROM SECTION 17(a) OF THE ACT

Fidelity Rutland Square Trust, Fidelity Management & Research Company, Fidelity Distributors Corporation, National Financial Services LLC, Fidelity Management Trust Company, Strategic Advisers, Inc., and Pyramis Global Advisors Trust Company filed an application on January 16, 2008, and an amendment on April 29, 2008, requesting an order under section 12(d)(l)(J) of the Investment Company Act of 1940 (the “Act”) granting an exemption from sections 12(d)(l)(A) and (B) of the Act and under sections 6(c) and 17(b) of the Act granting an exemption from section 17(a) of the Act. The order would permit certain registered open-end management investment companies to acquire shares of other registered open-end management investment companies and unit investment trusts that are within and outside the same group of investment companies. The order would supersede a prior order.1

On April 30, 2008, a notice of the filing of the application was issued (Investment Company Act Release No. 28259). The notice gave interested persons an opportunity, to request a hearing and stated that an order granting the application would be issued unless a hearing was ordered. No request for a hearing has been filed, and the Commission has not ordered a hearing.

[1]	Fidelity Rutland Square Trust, et al., Investment Company Act Release Nos. 28008 (Sept. 28, 2007) (notice) and 28023 (Oct. 24, 2007) (order).

The matter has been considered and it is found, on the basis of the information set forth in the application, as amended, that granting the requested exemption is appropriate in and consistent with the public interest and consistent with the protection of investors and the purposes fairly intended by the policy and provisions of the Act.

It is also found that the terms of the proposed transactions are reasonable and fair and do not involve overreaching, and the proposed transactions are consistent with the policies of each registered investment company concerned and with the general purposes of the Act.

Accordingly,

IT IS ORDERED, that the relief requested under section 12(d)(l)(J) of the Act from sections 12(d)(l)(A) and (B) of the Act and under sections 6(c) and 17(b) of the Act from section 17(a) of the Act by Fidelity Rutland Square Trust, Fidelity Management & Research Company, Fidelity Distributors Corporation, National Financial Services LLC, Fidelity Management Trust Company, Strategic Advisers, Inc., and Pyramis Global Advisors Trust Company (File No. 812-13476) is granted, effective immediately, subject to the conditions contained in the application, as amended.

For the Commission, by the Division of Investment Management, under delegated authority.

Florence E. Harmon
Acting Secretary

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SECURITIES AND EXCHANGE COMMISSION

[Investment Company Act Release No. 28259; 812-13476]

Fidelity Rutland Square Trust, et al; Notice of Application April 30, 2008

Agency: Securities and Exchange Commission (“Commission”).

Action: Notice of application for an order under section 12(d)(l)(J) of the Investment Company Act of 1940 (“Act”) for an exemption from sections 12(d)(l)(A) and (B) of the Act, and under sections 6(c) and 17(b) of the Act for an exemption from section 17(a) of the Act.

Summary of the Application: Applicants request an order to permit certain registered open-end management investment companies to acquire shares of other registered open-end management investment companies and unit investment trusts that are within and outside the same group of investment companies. The order would supersede a prior order (the “Prior Order”).1

Applicants: Fidelity Management & Research Company (“FMR”), Fidelity Management Trust Company (“FMTC”), Pyramis Global Advisors Trust Company (“PGATC”), Strategic Advisers, Inc. (“SAI”) (collectively, the “Adviser”); Fidelity Distributors Corporation (“FDC”) and National Financial Services LLC (“NFS”) (collectively, the “Distributor”); and Fidelity Rutland Square Trust (the “Trust”).

Filing Dates: The application was filed on January 16,2008, and amended on April 29,2008.

Hearing or Notification of Hearing: An order granting the application will be issued unless the Commission orders a hearing. Interested persons may request a hearing by writing to the Commission’s Secretary and serving applicants with a copy of the request, personally or by mail. Hearing requests should be received by the Commission by 5:30 p.m. on May 27,2008, and

[1]	Fidelity Rutland Square Trust, et al., Investment Company Act Release Nos. 28008 (Sept. 28, 2007) (notice) and 28023 (Oct. 24, 2007) (order).

should be accompanied by proof of service on applicants in the form of an affidavit or, for lawyers, a certificate of service. Hearing requests should state the nature of the writer’s interest, the reason for the request, and the issues contested. Persons who wish to be notified of a hearing may request notification by writing to the Commission’s Secretary.

Addresses: Secretary, Securities and Exchange Commission, 100 F Street, NE, Washington, DC 20549-1090; Applicants, 82 Devonshire Street, Boston, MA 02109.

For Further Information Contact: Christine Y. Greenlees, Senior Counsel, at (202) 551-6879, or Michael W. Mundt, Assistant Director, at (202) 551-6821 (Office of Investment Company Regulation, Division of Investment Management).

Supplementary Information: The following is a summary of the application. The complete application may be obtained for a fee at the Commission’s Public Reference Desk, 100 F Street, NE, Washington, DC 20549-1520 (telephone (202) 551-5850).

Applicants’ Representations:

1. The Trust is a statutory trust organized under the laws of the state of Delaware and is registered under the Act as an open-end management investment company. The Trust currently offers seven series that intend to rely on the relief requested by the application: PAS Core Income Fund of Funds, PAS Income Opportunities Fund of Funds, PAS International Fund of Funds, PAS International Fidelity Fund of Funds, PAS Small Cap Fund of Funds, PAS U.S. Opportunity Fund of Funds, and PAS U.S. Opportunity Fidelity Fund of Funds (“PAS Funds,” and each a “Fund of Funds”). 2 Each PAS Fund operates as a fund of funds and has its own distinct investment objectives, policies and restrictions.

[2]	Applicants request that the order extend to each registered open-end management investment company or series thereof that is part of the same group of investment companies, as defined in section 12(d)(l)(G)(ii) of the Act as the Trust (each included in the term “Fund of Funds”) and advised by the Adviser or any investment adviser controlling, controlled by, or under common control with the Adviser (each included in the term “Adviser”). Each existing registered open-end management investment company that currently intends to rely on the order is named as an applicant. Any other existing or future registered open-end management investment company that subsequently relies on the order will do so only in accordance with the terms and conditions of the application.

2. SAI currently serves as the investment adviser to each PAS Fund. FMR and SAI are investment advisers registered under the Investment Advisers Act of 1940 (the “Advisers Act”). Each of FMTC and PGATC is a “bank” within the meaning of section 202(a)(2) of the Advisers Act and, accordingly, is exempt from registration under the Advisers Act. Any Adviser to a Fund will be registered under the Advisers Act. Each of FMR, FMTC, PGATC, and SAI is a direct or indirect subsidiary of FMR LLC, a Delaware limited liability company. FDC and NFS are broker-dealers registered under the Securities Exchange Act of. 1934 (“Exchange Act”). Each of FDC and NFS is a direct or indirect subsidiary of FMR LLC. FDC is currently the distributor of the PAS Funds.

3. Applicants request relief to permit: (a) a Fund of Funds to acquire shares of registered open-end management investment companies that are not part of the same “group of investment companies” (as defined in section 12(d)(l)(G)(ii) of the Act) as the Fund of Funds (the “Non-Affiliated Investment Companies”) and unit investment trusts (“UITs”). that are not part of the same group of investment companies as the Fund of Funds (“Non-Affiliated Trusts,” and together with the Non-Affiliated Investment Companies, the “Non-Affiliated Underlying Funds”); (b) the Non-Affiliated Underlying Funds, their principal underwriter and brokers and dealers registered under the Exchange Act (“Brokers”) to sell such shares to the Fund of Funds; (c) a Fund of Funds to acquire shares of certain other registered open-end management investment companies advised by the Adviser or series thereof and that are part of the same “group of investment companies” (as defined in section 12(d)(l)(G)(ii) of the Act) as the Fund of Funds (“Affiliated Underlying Funds,” and together with the Non-Affiliated Underlying Funds, the “Underlying Funds”); and (d) the Affiliated Underlying Funds, their principal underwriter and Brokers to sell such shares to the Fund of Funds.3 Certain of the Non-Affiliated Underlying Funds may be registered under the Act as either UITs or open-end management investment companies and have received exemptive relief to permit their shares to be listed and traded on a national securities exchange at negotiated prices (“ETFs”). Each Fund of Funds also may invest in stocks, bonds, money market instruments and other securities and financial instruments that are consistent with its investment objective.

Applicants’ Legal Analysis:

A.	Section 12(d)(l)

1. Section 12(d)(l)(A) of the Act prohibits a registered investment company from acquiring shares of an investment company if the securities represent more than 3% of the total outstanding voting stock of the acquired company., more than 5% of the total assets of the acquiring company, or, together with the securities of any other investment companies, more than 10% of the total assets of the acquiring company. Section 12(d)(l)(B) of the Act prohibits a registered open-end investment company, its principal underwriter and any broker or dealer from selling the shares of the investment company to another investment company if the sale will cause the acquiring company to own more than 3% of the acquired company’s voting stock, or if the sale will cause more than 10% of the acquired company’s voting stock to be owned by investment companies generally.

2. Section 12(d)(l)(J) of the Act provides that the Commission may exempt any person, security, or transaction, or any class or classes of persons, securities or transactions, from any provision of section 12(d)(l) if the exemption is consistent with the public interest and the

[3]	With regard to purchases of shares of Non-Affiliated Underlying Funds, the requested, order would apply to purchases made by a Fund of Funds only to the extent that the Fund of Funds could not rely on the provisions of section 12(d)(l)(F) of the Act.

protection of investors. Applicants seek an exemption under section 12(d)(l)(J) of the Act to permit the Funds of Funds to acquire shares of the Underlying Funds and to permit the Underlying Funds, their principal underwriter and Brokers to sell shares to the Funds of Funds beyond the limits set forth in sections 12(d)(l)(A) and (B) of the Act.

3. Applicants state that the proposed arrangement will not give rise to the policy concerns underlying sections 12(d)(l)(A) and (B), which include concerns about undue influence by a fund of funds over underlying funds, excessive layering of fees, and overly complex fund structures. Accordingly, applicants believe that the requested exemption is consistent with the public interest and the protection of investors.

4. Applicants state that the proposed arrangement will not result in undue influence by a Fund of Funds or its affiliated persons over the Non-Affiliated Underlying Funds. The concern about undue influence does not arise in connection with a Fund of Funds’ investment in the Affiliated Underlying Funds, since they are part of the same group of investment companies. To limit the control that a Fund of Funds may have over a Non-Affiliated Underlying Fund, applicants propose a condition prohibiting: (a) the Adviser, any person controlling, controlled by or under common control with the Adviser, and any investment company or issuer that would be an investment company but for section 3(c)(l) or section 3(c)(7) of the Act advised or sponsored by the Adviser or any person controlling, controlled by or under common control with the Adviser (collectively, the “Group”); and (b) any investment adviser to a Fund of Funds within the meaning of section 2(a)(20)(B) of the Act (“Subadviser”), any person controlling, controlled by or under common control with the Subadviser, and any investment company or issuer that would be an investment company but for section 3(c)(l) or 3(c)(7) of the Act (or portion of such investment company or issuer) advised or sponsored by the Subadviser or any person controlling, controlled by or under common control with the Subadviser (collectively, the “Subadviser Group”) from controlling (individually or in the aggregate) a Non-Affiliated Underlying Fund within the meaning of section 2(a)(9) of the Act.

5. Applicants further state that condition 2 below precludes a Fund of Funds and its Adviser, Subadviser, promoter, principal underwriter and any person controlling, controlled by or under common control with any of these entities (each, a “Fund Affiliate”) from causing any existing or potential investment by the Fund of Funds in a Non-Affiliated Underlying Fund to influence the terms of any services or transactions between the Fund of Funds or a Fund Affiliate and the Non-Affiliated Underlying Fund or its investment adviser(s), sponsor, promoter, principal underwriter and any person controlling, controlled by or under common control with any of these entities (each, a “Non-Affiliated Fund Affiliate”). No Fund of Funds or Fund Affiliate (except to the extent it is acting in its capacity as an investment adviser to a Non-Affiliated Investment Company or sponsor to a Non-Affiliated Trust) will cause a Non-Affiliated Underlying Fund to purchase a security in an offering of securities during the existence of any underwriting or selling syndicate of which a principal underwriter is an officer, director, member of an advisory board, Adviser, Subadviser, or employee of the Fund of Funds, or a person of which, any such officer, director, member of an advisory board, Adviser, Subadviser, or employee is an affiliated person (each, an “Underwriting Affiliate,” except any person whose relationship to the Non-Affiliated Underlying Fund is covered by section 10(f) of the Act is not an Underwriting Affiliate). An offering of securities during the existence of an underwriting or selling syndicate of which a principal underwriter is an Underwriting Affiliate is an “Affiliated Underwriting.”

6. Applicants also propose a condition that once an investment by a Fund of Funds in the securities of a Non-Affiliated Investment Company exceeds the limit in section 12(d)(l)(A)(i) of the Act, the board of directors or trustees of the Non-Affiliated Investment Company, including a majority of the independent directors or trustees, will determine that any consideration paid by the Non-Affiliated Investment Company to the Fund of Funds or a Fund Affiliate Service Provider4 in connection with any services or transactions: (a) is fair and reasonable in relation to the nature and quality of the services and benefits received by the Non-Affiliated Investment Company; (b) is within the range of consideration that the Non-Affiliated Investment Company would be required to pay to another unaffiliated entity in connection with the same services or transactions; and (c) does not involve overreaching on the part of any person concerned.

7. To farther assure that a Non-Affiliated Investment Company understands the implications of an investment by a Fund of Funds under the requested order, prior to a Fund of Funds’ investment in a Non-Affiliated Investment Company in excess of the limit in section 12(d)(l)(A)(i) of the Act, the Fund of Funds and Non-Affiliated Investment Company will execute an agreement stating, without limitation, that their boards of directors or trustees and their investment advisers understand the terms and conditions of the order and agree to fulfill their responsibilities under the order (“Participation Agreement”). Applicants note that a Non-Affiliated Underlying Fund will retain the right to reject any direct investment from a Fund of Funds.5

[4]	A “Fund Affiliate Service Provider” is the Adviser, any Subadviser, promoter or principal underwriter of the Fund of Funds, and any person controlling, controlled by or under common control with any of these entities, provided that (i) such person would reasonably be expected to be in a position to provide services of a securities-related nature (that is, investment advisory, brokerage, distribution, transfer agency, administration, participant recordkeeping or shareholder services) to a Non-Affiliated Underlying Fund; or (ii) if such person is not described by clause (i), to the actual knowledge of the Adviser, any Subadviser, promoter or principal underwriter of the Fund of Funds, such person currently has or is reasonably expected to begin having a material business relationship with a Non-Affiliated Underlying Fund.
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To the extent a Fund of Funds purchases shares of a Non-Affiliated Underlying Fund that is an ETF in the secondary market, the Non-Affiliated Underlying Fund would still retain its ability to reject initial purchases of shares made in reliance on the requested order by declining to enter into a Participation Agreement prior to any investment by a Fund of Funds in excess of the limits of section 12(d)(I)(A)(i) of the Act.

8. Applicants do not believe that the proposed arrangement will involve excessive layering of fees. With respect to investment advisory fees, applicants state that, prior to approving any investment advisory contract under section 15 of the Act, the board of trustees of the Fund of Funds (the “Board”), including a majority of the trustees who are not “interested persons,” as defined in section 2(a)(19) of the Act (the “Independent Trustees”), will find that the investment advisory fees charged under the Fund of Fund’s investment advisory contract are based on services provided that are in addition to, rather than duplicative of, services provided pursuant to any Underlying Fund’s advisory contract(s). Applicants further state that the Adviser or Distributor will waive fees otherwise payable to it by a Fund of Funds in an amount at least equal to any compensation (including fees received pursuant to any plan adopted by a Non-Affiliated Investment Company under rule 12b-l under the Act) received from a Non-Affiliated Underlying Fund by the Adviser, or an affiliated person of the Adviser, other than any advisory fees paid to the Adviser or its affiliated person by the Non-Affiliated Investment Company, in connection with the investment by the Fund of Funds in the Non-Affiliated Underlying Fund. Applicants also state that any sales charges and/or service fees, as defined in Rule 2830 of the Conduct Rules of the NASD (“NASD Conduct Rule 2830”), charged with respect to shares of a Fund of Funds will not exceed the limits applicable to a funds of funds set forth in NASD Conduct Rule 2830.

9. Applicants state that the proposed arrangement will not create an overly complex fund structure. Applicants note that an Underlying Fund will be prohibited from acquiring securities of any investment company or company relying on section 3(c)(l) or 3(c)(7) of the Act in excess of the limits contained in section 12(d)(l)(A), except in certain circumstances identified in condition 12 below. Applicants also represent that a Fund of Funds’ prospectus and sales literature will contain concise, “plain English” disclosure designed to inform investors about the unique characteristics of the proposed arrangement, including its expense structure and the additional expenses of investing in Underlying Funds.

B.	Section 17(a)

10. Section 17(a) of the Act generally prohibits sales or purchases of securities between a registered investment company and any affiliated person of the company. Section 2(a)(3) of the Act defines an “affiliated person” of another person to include: (a) any person directly or indirectly owning, controlling, or holding with power to vote, 5% or more of the outstanding voting securities of the other person; (b) any person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote by the other person; and (c) any person directly or indirectly controlling, controlled by, or under common control with the other person.

11. Applicants state that if a Funds of Funds and an Affiliated Underlying Fund were deemed to be under common control; they would be affiliated persons of each another. Applicants also state that a Funds of Funds and an Underlying Fund might be deemed to be affiliated persons of one another if a Fund of Funds acquires 5% or more of an Underlying Fund’s outstanding voting securities. In light of these possible affiliations, section 17(a) could prevent an Underlying Fund from selling shares to and redeeming shares from a Fund of Funds.6

[6]	Applicants note that a Fund of Funds investing in Non-Affiliated Underlying Funds that are ETFs generally would purchase and sell shares of the ETFs through secondary market transactions at market prices rather than through principal transactions with the Non-Affiliated Underlying Fund. Applicants would not rely on the requested relief from section 17(a) for such secondary market transactions. To the extent that a Fund of Funds purchases or redeems shares from a Non-Affiliated Underlying Fund that is an ETF and an affiliated person of the Fund of Funds in exchange for a basket of specified securities as described in the application for the exemptive order upon which the ETF relies, applicants also request relief from section 17(a) for those transactions. A Fund of Funds would not purchase or redeem shares directly from an Affiliated Underlying Fund operating as an ETF.

12. Section 17(b) of the Act authorizes the Commission to grant an order permitting a transaction otherwise prohibited by section 17(a) if it finds that: (a) the terms of the proposed transaction are fair and reasonable and do not involve overreaching on the part of any person concerned; (b) the proposed transaction is consistent with the policies of each registered investment company involved; and (c) the proposed transaction is consistent with the general purposes of the Act. Section 6(c) of the Act permits the Commission to exempt any person or transactions from any provision of the Act if such exemption is necessary or appropriate in the public interest and consistent with the protection of investors and the purposes fairly intended by the policy and provisions of the Act.

13. Applicants submit that the proposed transactions satisfy the standards for relief under sections 17(b) and 6(c) of the Act as the terms are fair and reasonable and do not involve overreaching.7 Applicants note that the terms upon which an Underlying Fund will sell its shares to or purchase its shares from a Fund of Funds will be based on the net asset value of each Underlying Fund. Applicants state that the proposed arrangement will be consistent with the policies of each Fund of Funds and Underlying Fund, and with the general purposes of the Act.

[7]	Applicants acknowledge that receipt of compensation by (a) an affiliated person of a Fund of Funds, or an affiliated person of such person, for the purchase by the Fund of Funds of shares of an Underlying Fund or (b) an affiliated person of an Underlying Fund, or an affiliated person of such person, for the sale by the Underlying Fund of its shares to a Fund of Funds may be prohibited by section 17(e)(l) of the Act. The Participation Agreement also will include this acknowledgement.

Applicants’ Conditions:

Applicants agree that any order granting the requested relief will be subject to the following conditions:

1. The members of the Group will not control (individually or in the aggregate) a Non-Affiliated Underlying Fund within the meaning of section 2(a)(9) of the Act. The members of the Subadviser Group will not control (individually or in the aggregate) a Non-Affiliated Underlying Fund within the meaning of section 2(a)(9) of the Act. If, as a result of a decrease in the outstanding voting securities of a Non-Affiliated Underlying Fund, the Group or the Subadviser Group, each in the aggregate, becomes a holder of more than 25% of the outstanding voting securities of a Non-Affiliated Underlying Fund, it will vote its shares of the Non-Affiliated Underlying Fund in the same proportion as the vote of all other holders of the Non-Affiliated Underlying Fund’s shares. This condition will not apply to the Subadviser Group with respect to a Non-Affiliated Underlying Fund for which the Subadviser or a person controlling, controlled by, or under common control with the Subadviser, acts as the investment adviser within the meaning section 2(a)(20)(A) of the Act (in the case of a Non-Affiliated Investment Company) or as the sponsor (in the case of a Non-Affiliated Trust).

2. No Fund of Funds or Fund Affiliate will cause any existing or potential investment by the Fund of Funds in a Non-Affiliated Underlying Fund to influence the terms of any services or transactions between the Fund of Funds or a Fund Affiliate and the Non- Affiliated Underlying Fund or a Non-Affiliated Fund Affiliate.

3. The Board of the Fund of Funds, including a majority of the Independent Trustees, will adopt procedures reasonably designed to assure that the Adviser and any Subadviser are conducting the investment program of the Fund of Funds without taking into account any consideration received by the Fund of Funds or a Fund Affiliate from a Non-Affiliated Underlying Fund or a Non-Affiliated Fund Affiliate in connection with any services or transactions.

4. Once an investment by a Fund of Funds in the securities of a Non-Affiliated Investment Company exceeds the limit in section 12(d)(l)(A)(i) of the Act, the board of directors or trustees of the Non-Affiliated Investment Company, including a majority of the independent directors or trustees, will determine that any consideration paid by the Non-Affiliated Investment Company to the Fund of Funds or a Fund Affiliate Service Provider in connection with any services or transactions: (a) is fair and reasonable in relation to the nature and quality of the services and benefits received by the Non-Affiliated Investment Company; (b) is within the range of consideration that the Non-Affiliated Investment Company would be required to pay to another unaffiliated entity in connection with the same services or transactions; and (c) does not involve overreaching on the part of any person concerned. This condition does not apply with respect to any services or transactions between a Non-Affiliated Investment Company and its investment adviser(s), or any person controlling, controlled by, or under common control with such investment adviser(s).

5. No Fund of Funds or Fund Affiliate (except to the extent it is acting in its capacity as an investment adviser to a Non-Affiliated Investment Company or sponsor to a Non-Affiliated Trust) will cause a Non-Affiliated Underlying Fund to purchase a security in any Affiliated Underwriting.

6. The board of directors or trustees of a Non-Affiliated Investment Company, including a majority of the independent directors or trustees, will adopt procedures reasonably designed to monitor any purchases of securities by the Non-Affiliated Investment Company in an

Affiliated Underwriting once an investment by a Fund of Funds in the securities of the Non-Affiliated Investment Company exceeds the limit of section 12(d)(l)(A)(i) of the Act, including any purchases made directly from an Underwriting Affiliate. The board of directors or trustees of the Non-Affiliated Investment Company will review these purchases periodically, but no less frequently than annually, to determine whether the purchases were influenced by the investment by the Fund of Funds in the Non-Affiliated Investment Company. The board of directors or trustees of the Non-Affiliated Investment Company will consider, among other things: (a) whether the purchases were consistent with the investment objectives and policies of the Non-Affiliated Investment Company; (b) how the performance of securities purchased in an Affiliated Underwriting compares to the performance of comparable securities purchased during a comparable period of time in underwritings other than Affiliated Underwritings or to a benchmark such as a comparable market index; and (c) whether the amount of securities purchased by the Non-Affiliated Investment Company in Affiliated Underwritings and the amount purchased directly from an Underwriting Affiliate have changed significantly from prior years. The board of directors or trustees of a Non-Affiliated Investment Company will take any appropriate actions based on its review, including, if appropriate, the institution of procedures designed to assure that purchases of securities in Affiliated Underwritings are in the best interests of shareholders:

7. Each Non-Affiliated Investment Company will maintain and preserve permanently in an easily accessible place a written copy of the procedures described in the preceding condition, and any modifications to such procedures, and will maintain and preserve for a period of not less than six years from the end of the fiscal year in which any purchase from an Affiliated Underwriting occurred, the first two years in an easily accessible place, a written record of each purchase of securities in an Affiliated Underwriting once an investment by a Fund of Funds in the securities of a Non-Affiliated Investment Company exceeds the limit of section 12(d)(l)(A)(i) of the Act, setting forth the (a) party from whom the securities were acquired, (b) identity of the underwriting syndicate’s members, (c) terms of the purchase, and (d) information or materials upon which the determinations of the board of directors or trustees of the Non- Affiliated Investment Company were made.

8. Before investing in a Non-Affiliated Investment Company in excess of the limit in section 12(d)(l)(A)(i) of the Act, the Fund of Funds and the Non-Affiliated Investment Company will execute a Participation Agreement stating, without limitation, that their boards of directors or trustees and their investment advisers understand the terms and conditions of the order and agree to fulfill their responsibilities under the order. At the time of its investment in shares of a Non-Affiliated Investment Company in excess of the limit in section 12(d)(l)(A)(i), the Fund of Funds will notify the Non-Affiliated Investment Company of the investment. At such time, the Fund of Funds will also transmit to the Non-Affiliated Investment Company a list of the names of each Fund Affiliate Service Provider and Underwriting Affiliate. The Fund of Funds will notify the Non-Affiliated Investment Company of any changes to the list of names as soon as reasonably practicable after a change occurs. The Non-Affiliated Investment Company and the Fund of Funds will maintain and preserve a copy of the order, the Participation Agreement, and the list with any updated information for the duration of the investment and for a period of not less than six years thereafter, the first two years in an easily accessible place.

9. Before approving any advisory contract under section 15 of the Act, the Board of the Fund of Funds, including a majority of the Independent Trustees, will find that the advisory fees charged under the advisory contract will be based on services provided that will be in addition to, rather than duplicative of, services provided under the advisory contract(s) of any Underlying Fund in which the Fund of Funds may invest. These findings and the basis upon which they are made will be recorded fully in the minute books of the appropriate Fund of Funds.

10. The Adviser or Distributor will waive fees otherwise payable to it by a Fund of Funds in an amount at least equal to any compensation (including fees received pursuant to any plan adopted by a Non-Affiliated Investment Company under rule 12b-l under the Act) received from a Non-Affiliated Underlying Fund by the Adviser, or an affiliated person of the Adviser, other than any advisory fees paid to the Adviser or its affiliated person by the Non-Affiliated Investment Company, in connection with the investment by the Fund of Funds in the Non-Affiliated Underlying Fund. Any Subadviser will waive fees otherwise payable to the Subadviser, directly or indirectly, by the Fund of Funds in an amount at least equal to any compensation received from a Non-Affiliated Underlying Fund by the Subadviser, or an affiliated person of the Subadviser, other than any advisory fees paid to the Subadviser or its affiliated person by the Non-Affiliated Investment Company, in connection with the investment by the Fund of Funds in the Non-Affiliated Underlying Fund made at the direction of the Subadviser. In the event that the Subadviser waives fees, the benefit of the waiver will be passed through to the Fund of Funds.

11. Any sales charges and/or service fees (as defined in NASD Conduct Rule 2830) charged with respect to shares of a Fund of Funds will not exceed the limits applicable to a fund of funds set forth in NASD Conduct Rule 2830.

12. No Underlying Fund will acquire securities of any investment company or company relying on section 3(c)(l) or 3(c)(7) of the Act in excess of the limits contained in section 12(d)(l)(A) of the Act, except to the extent that such Underlying Fund: (a) receives securities of another investment company as a dividend or as a result of a plan of reorganization of a company (other than a plan devised for the purpose of evading section 12(d)(l) of the Act); or (b) acquires (or is deemed to have acquired) securities of another investment company pursuant to exeraptive relief from the Commission permitting such Underlying Fund to (i) acquire securities of one or more affiliated investment companies for short-term cash management purposes, or (ii) engage in interfund borrowing and lending transactions.

For the Commission, by the Division of Investment Management, pursuant to delegated authority.

Florence E. Harmon
Deputy Secretary

Exhibit 2

Form of Officer’s Certificate

I, [                     ], the duly elected and qualified [President/Vice President] of [                     ] hereby certify in my capacity as such officer pursuant to Section 4.1 of that certain Participation Agreement dated September     , 2008 by and among the Fidelity Trust, on behalf of each of the series identified on Schedule A to the Participation Agreement, and each Underlying Company identified on Schedule B to the Participation Agreement, on behalf of its respective series identified on Schedule B to the Participation Agreement (the “Participation Agreement”) that:

1. During the preceding calendar quarter:

(a) the board of directors/trustees of the Underlying Company, including a majority of the independent directors/trustees, determined that any consideration paid by each Underlying Fund to a Fund or a Fund Affiliate Service Provider in connection with any services or transactions (i) was fair and reasonable in relation to the nature and quality of the services and benefits received by such Underlying Fund, (ii) was within the range of consideration that the Underlying Fund would have been required to pay to another unaffiliated entity in connection with the same services or transactions, and (iii) did not involve overreaching on the part of any person concerned;1

(b) either (i) no Underlying Fund purchased a security in any Affiliated Underwriting or (ii) all purchases of securities by each Underlying Fund in an Affiliated Underwriting were consistent with the Affiliated Underwriting Procedures;2

(c) no Underlying Fund acquired securities of any investment company or company relying on Sections 3(c)(l) or 3(c)(7) of the 1940 Act in excess of the limitations contained in Section 12(d)(l)(A) of the 1940 Act (excluding the acquisition of any Permitted Securities); and

(d) each Underlying Fund complied with all applicable terms and conditions of the Fidelity Order and the Participation Agreement.

[1]	This certification must only be made once an investment by a Fund exceeds the limit contained in Sections 12(d)(l)(A)(i) or 12(d)(l)(F) of the 1940 Act and may exclude any services or transactions between an Underlying Fund and its investment adviser(s) or any person controlling, controlled by or under common control with such investment adviser(s).
[2]	This certification must only be made once an investment by a Fund exceeds the limit contained in Sections 12(d)(l)(A)(i) or 12(d)(l)(F) of the 1940 Act.

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2. The board of directors/trustees of the Underlying Company reviewed any purchases of securities by an Underlying Fund in an Affiliated Underwriting during the most recently completed fiscal year and determined that no such purchase was influenced by the • investment by a Fund in an Underlying Fund.3

Capitalized terms used and not otherwise defined herein shall have the meanings as defined in the Participation Agreement.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the          day of             , 200    .

Name:
Title:	[President/Vice President]

[3]	This certification must only be made once an investment by a Fund exceeds the limit contained in Sections 12(d)(l)(A)(i) or 12(d)(l)(F) of the 1940 Act and must only be delivered on an annual basis.

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